CALIFORNIA ASSOCIATION OF REALTORS®

BUSINESS PURCHASE AGREEMENT AND JOINT ESCROW INSTRUCTIONS

(C.A.R. Form BPA, Revised 11/14)

Date Prepared: *October 2, 2018*

1. OFFER:
   A. THIS IS AN OFFER FROM *Sunstock, Inc* ("Buyer"), ☐ Individual(s), ☐ a Partnership, ☒ a Corporation, ☐ an LLC, ☐ an LLP, ☐ Other ____
   B. THE BUSINESS to be acquired is *Mom's Silver Shop, Inc.*, situated in *Sacramento* (City), *Sacramento* (County), California, *95821* (Zip Code) Assessor's Parcel No. ____ (Business)
   C. THE PURCHASE PRICE offered is *Two Hundred Forty-One Thousand* Dollars $*241,000.00*.
   D. INVENTORY valued at approximately $*60,000.00*, including work in progress, is included in the purchase price.
   E. CLOSE OF ESCROW shall occur on ☒ *October 22, 2018* (date) (or ☐ ____ Days After Acceptance).
   F. Buyer and Seller are referred to herein as the "Parties." Brokers are not Parties to this Agreement.
2. AGENCY:
   A. POTENTIALLY COMPETING BUYERS AND SELLERS: The Parties each acknowledge receipt of a ☒ "Possible Representation of More than One Buyer or Seller - Disclosure and Consent" (C.A.R. Form PRBS).
   B. CONFIRMATION: The following agency relationships are hereby confirmed for this transaction:
   Listing Agent *Joyce Kay Espinosa* (Print Firm Name) is the agent of (check one): ☐ the Seller exclusively; or ☒ both the Buyer and Seller.
   Selling Agent *Joyce Kay Espinosa* (Print Firm Name) (if not the same as the Listing Agent) is the agent of (check one): ☐ the Buyer exclusively; or ☐ the Seller exclusively; or ☒ both the Buyer and Seller.
3. PAYMENT OF PURCHASE PRICE: Buyer represents that funds will be good when deposited with Escrow Holder.
   A. INITIAL DEPOSIT: Deposit shall be in the amount of. . . . . $ *10,000.00*
   (1) Buyer Direct Deposit: Buyer shall deliver deposit directly to Escrow Holder by electronic funds transfer, ☐ cashier's check, ☐ personal check, ☐ other ____ within 3 business days after Acceptance (or ____);
   OR (2) ☐ Buyer Deposit with Agent: Buyer has given the deposit by personal check (or ____) to the agent submitting the offer (or to ____), made payable to ____. The deposit shall be held uncashed until Acceptance and then deposited with Escrow Holder within 3 business days after Acceptance (or ____). Deposit checks given to agent shall be an original signed check and not a copy.
   (Note: Initial and increased deposits checks received by agent shall be recorded in Broker's trust fund log.)
   B. INCREASED DEPOSIT: Buyer shall deposit with Escrow Holder an increased deposit in the amount of. . . . . $ ____ within ____ Days After Acceptance, (or ____). If the Parties agree to liquidated damages in this Agreement, they also agree to incorporate the increased deposit into the liquidated damages amount in a separate liquidated damages clause (C.A.R. Form RID) at the time the increased deposit is delivered to Escrow Holder.
   C. ☒ ALL CASH OFFER: No loan is needed to purchase the Business. This offer is NOT contingent on Buyer obtaining a loan. Written verification of sufficient funds to close this transaction IS ATTACHED to this offer or ☐ Buyer shall, within 3 (or ____) Days After Acceptance, Deliver to Seller such verification.
   D. LOAN(S):
   (1) FIRST LOAN: in the amount of . . . . $ ____
   This loan will be conventional financing or ☐ Seller financing (C.A.R. Form SFA), ☐ Small Business Administration, secured by Buyer's own real property, or if real property is included in the sale, then by that real property, ☐ Other ____. This loan shall be at a fixed rate not to exceed ____ % or, ☐ an adjustable rate loan with initial rate not to exceed ____ %. Regardless of the type of loan, Buyer shall pay points not to exceed ____ % of the loan amount.
   (2) ☐ SECOND LOAN in the amount of . . . . $ ____
   This loan will be conventional financing or ☐ Seller financing (C.A.R. Form SFA), ☐ Small Business Administration, secured by Buyer's own real property, or if real property is included in the sale, then by that real property, ☐ Other ____. This loan shall be at a fixed rate not to exceed ____ % or, ☐ an adjustable rate loan with initial rate not to exceed ____ %. Regardless of the type of loan, Buyer shall pay points not to exceed ____ % of the loan amount.
   E. LOAN SECURED BY BUSINESS ASSETS IN THE AMOUNT OF . . . . $ ____
   Evidenced by a note in favor of Seller secured by the assets of the Business, together with a security agreement in the usual and customary form covering all assets of the Business, and a UCC-1 filing to be filed with the Secretary of State, which shall include proceeds of collateral, in ☐ first or ☐ second position. The loan shall be at a fixed rate not exceed ____ % or, ☐ an adjustable rate with an inital rate not to exceed ____ %. Buyer shall have the right, at Buyer's expense, to conduct a valuation of the assets within the time specified in paragraphs 8 and 25. If the assets' value is less than the amount of the loan provided for in this paragraph 3E, then the difference between the amount of the loan specified in this paragraph 3E, less the value of the assets, shall become an unsecured loan.

Business Address: *3510 Auburn Blvd Ste 12, Sacramento, 95821* Date: *October 2, 2018*

F. **ADDITIONAL FINANCING TERMS:** .... $ *231,000.00*

$10,000 payable to Seller at Close of Escrow. $33,000 payable at $1000 per week beginning January 1, 2019, plus 4.5% annual interest.

Assumption of Regular expenses and leases of $198,000.

G. **BALANCE OF DOWN PAYMENT OR PURCHASE PRICE** in the amount of .... $ ______
to be deposited with Escrow Holder pursuant to Escrow Holder Instructions.

CAUTION: Obligations secured by mixed collateral (i.e., both personal and real property) are subject to complex rules and court decisions under the California Civil Code, Commercial Code and the Code of Civil Procedure. Buyer and Seller are strongly cautioned to consult legal counsel in connection with the securing and enforcement of any such obligations.

H. **PURCHASE PRICE (TOTAL):** .... $ *241,000.00*

I. **VERIFICATION OF DOWN PAYMENT AND CLOSING COSTS:** Buyer (or Buyer's lender or loan broker pursuant to paragraph 3K(1)) shall, within 3 (or ______) Days After Acceptance, Deliver to Seller written verification of Buyer's down payment and closing costs. (☐ Verification attached.)

J. **APPRAISAL CONTINGENCY AND REMOVAL:** This Agreement is (or ☐ is NOT) contingent upon a written appraisal of the Business by a licensed or certified appraiser at no less than the purchase price. Buyer shall, as specified in paragraph 25B(3), in writing, remove the appraisal contingency or cancel this Agreement within 17 (or ____) Days After Acceptance.

K. **LOAN TERMS:**

(1) **LOAN APPLICATIONS:** Within 3 (or ____) **Days** After Acceptance, Buyer shall Deliver to Seller a letter from Buyer's lender or loan broker stating that, based on a review of Buyer's written application and credit report, Buyer is prequalified or preapproved for any NEW loan specified in paragraph 3D. If any loan specified in paragraph 3D is an adjustable rate loan, the prequalification or preapproval letter shall be based on the qualifying rate, not the initial loan rate. (☐ Letter attached.)

(2) **LOAN CONTINGENCY:** Buyer shall act diligently and in good faith to obtain the designated loan(s). Buyer's qualification for the loan(s) specified above **is a contingency** of this Agreement unless otherwise agreed in writing. If there is no appraisal contingency or the appraisal contingency has been waived or removed, then failure of the Business to appraise at the purchase price does not entitle Buyer to exercise the cancellation right pursuant to the loan contingency if Buyer is otherwise qualified for the specified loan. Buyer's contractual obligations regarding deposit, balance of down payment and closing costs are **not contingencies** of this Agreement.

(3) **LOAN CONTINGENCY REMOVAL:** Within 21 (or ____) **Days** After Acceptance, Buyer shall, as specified in paragraph 25, in writing, remove the loan contingency or cancel this Agreement. If there is an appraisal contingency, removal of the loan contingency shall not be deemed removal of the appraisal contingency.

(4) ☐ **NO LOAN CONTINGENCY:** Obtaining any loan specified above is NOT a contingency of this Agreement. If Buyer does not obtain the loan and as a result does not purchase the Business, Seller may be entitled to Buyer's deposit or other legal remedies.

(5) **LENDER LIMITS ON BUYER CREDITS:** Any credit to Buyer, from any source, for closing or other costs that is agreed to by the Parties ("Contractual Credit") shall be disclosed to Buyer's lender. If the total credit allowed by Buyer's lender ("Lender Allowable Credit") is less than the Contractual Credit, then (i) the Contractual Credit shall be reduced to the Lender Allowable Credit, and (ii) in the absence of a separate written agreement between the Parties, there shall be no automatic adjustment to the purchase price to make up for the difference between the Contractual Credit and the Lender Allowable Credit.

L. **BUYER STATED FINANCING:** Seller is relying on Buyer's representation of the type of financing specified (including but not limited to, as applicable, all cash, amount of down payment, or contingent or non-contingent loan). Seller has agreed to a specific closing date, purchase price and to sell to Buyer in reliance on Buyer's covenant concerning financing. Buyer shall pursue the financing specified in this Agreement. Seller has no obligation to cooperate with Buyer's efforts to obtain any financing other than that specified in the Agreement and the availability of any such alternate financing does not excuse Buyer from the obligation to purchase the Business and close escrow as specified in this Agreement

4. **ESCROW AND TITLE:**

A. **ESCROW HOLDER:** ☒ Buyer ☐ Seller shall pay escrow fees ______________________. Escrow Holder shall be *Capital City Escrow- Donna Grady - 916-484-4950* __________. The Parties shall, within 5 (or ___) **Days** After receipt, sign and return Escrow Holder's general provisions.

B. (1) **FORM OF OWNERSHIP:** The Business shall be owned in the form designated in Buyer's escrow instructions. THE MANNER OF TAKING TITLE AND THE FORM OF OWNERSHIP OF THE BUSINESS MAY HAVE SIGNIFICANT LEGAL AND TAX CONSEQUENCES. CONSULT AN APPROPRIATE PROFESSIONAL.

(2) **TITLE:** Seller shall furnish to Buyer bills of sale and other instruments of transfer or assignment necessary to carry out this Agreement

5. **CLOSING AND POSSESSION:**

A. Possession shall be delivered to Buyer at 6PM or ☐ ______ ☐ AM/ ☐ PM, on the date of Close Of Escrow; ☐ on __________; or ☐ no later than _____ calendar days after Close Of Escrow. If Seller also owns the real property upon which the Business operates and transfer of title to the real property and possession of the Business do not occur at the same time, Owner and Buyer are advised to: (i) enter into a written agreement regarding possession; and (ii) consult with their insurance and legal advisors or other appropriate professional(s).

Buyer's Initials X(________) (________) Seller's Initials X(________) (________)

Mom's Silver

Business Address: *3510 Auburn Blvd Ste 12, Sacramento, 95821* Date: *October 2, 2018*

B. At Close Of Escrow, Seller assigns to Buyer any assignable warranty rights for items included in the sale and shall provide any available Copies of such warranties. Brokers cannot and will not determine the assignability of any warranties.

C. At Close Of Escrow, unless otherwise agreed in writing, Seller shall provide keys and/or means to operate all locks, mailboxes, security systems and alarms.

6. **ASSETS TRANSFERRED:** With the exception of cash or cash equivalents on deposit in any financial institution, and assets excluded below, Buyer is purchasing all assets of the Business, including but not limited to: inventory for sale, machinery, furniture, fixtures and other equipment, leasehold improvements, transferable government licenses and permits, customer lists, fictitious business names, trade names and trademarks, logos, copyrights and patents, signs and advertising materials, telephone and fax numbers, web sites, URL names, e-mail addresses, accounts receivable, vendor lists and catalogs, goodwill, agreements not to compete, franchise agreements, distribution rights, employee lists and information, computer and customer software, and customer deposits. All items transferred that are leased are subject to the terms of existing lease(s).
☐ Other ______
Excluded asset *Some art on walls, personal property, inventory limited to $60,000 in Precious Metals.*

7. **LIABILITIES TRANSFERRED:** Buyer is NOT purchasing any liabilities of the Business, EXCEPT those items checked below:
A. ☒ Accounts payable, per attached list.
B. ☒ Service, maintenance and advertising agreements, per attached list.
C. ☐ Other ______

8. ☐ **INVENTORY:** ______
A. Buyer's acceptance of inventory is a contingency of this Agreement. Buyer shall have the right, at Buyer's expense, within the time specified in paragraph 25, to conduct a physical inventory and, in writing, remove the contingency or cancel this Agreement.
B. Buyer has the right to confirm the inventory within **5 (or ☐___) Days** Prior to Close Of Escrow. The purchase price shall be adjusted to reflect the remaining inventory. The adjustment is to be added to or subtracted from the ☐ cash down payment; or ☐ seller financing.

9. **SELLER DISCLOSURE; BUYER INVESTIGATION:**
Seller shall, within the time specified in paragraph 25, provide to Buyer, or to Buyer's counsel, accountant or other designated representative, the lists of items or documents, or Copies thereof, for the items checked below. For each item, as applicable, Seller shall include a statement of whether the item is owned or leased and whether Seller has any legal, proprietary interest, or intellectual property rights in, or restrictions on, the item. Buyer, within the time specified in paragraph 25, shall then investigate the items provided to Buyer and take the action specified in paragraph 25.

☒ Inventory, including work in progress
☒ Machinery
☒ Furniture, fixtures and other equipment
☐ Other personal property
☒ Leasehold improvements
☒ Government licenses and permits
☒ Customer lists
☒ Fictitious business name statements
☒ Trade names and trademarks
☒ Logo
☐ Copyrights and patents
☒ Schedule of accounts receivable
☐ Business appraisal
☐ Other assets: ______
☒ Signs and advertising materials
☒ Telephone and fax numbers
☒ Websites, URL names and e-mail addresses
☒ Vendor lists and catalogs
☒ Goodwill
☐ Agreements not to compete
☐ Franchise agreements
☐ Distribution rights
☒ Employee lists and information
☒ Computer and customer software
☒ Customer deposits
☒ Lease
☒ Schedule of accounts payable
☒ Service, maintenance and advertising agreements
☐ Other liabilities: ______
☐ Employee estoppel certificates
☐ Proposed allocation of purchase price among assets
☒ Sales tax returns for the years. . . . . *2015* to *present*
☒ Federal and state income tax returns for the years . . . *2015* to *2017*
☒ Financial statements for the years. . . . . *2016* to *2018*
☒ Employment withholding returns for the years . . . . ______ to ______

SELLER REPRESENTS THAT: (i) THE BOOKS AND RECORDS THAT OWNER PROVIDES ARE THOSE MAINTAINED IN THE ORDINARY AND NORMAL COURSE OF BUSINESS; AND (ii) FEDERAL AND STATE TAX RETURNS THAT SELLER PROVIDES ARE COPIES OF THOSE FILED WITH THE APPLICABLE GOVERNMENTAL AGENCIES.

10. **CONSULTING AND TRAINING:** Seller shall consult with Buyer to show Buyer methods used in operating the Business. Seller shall provide consulting services for a period of ____ **Days** After Close Of Escrow at no cost to Buyer, which services shall not exceed a total of _____ hours. Seller shall not be responsible for training Buyer in the basics of operating a business of the type being sold pursuant to this Agreement, but only to alert Buyer to the nuances, as determined by Seller, of operating this type of business. **NOTE TO BUYER: IF YOU ARE NOT ALREADY TRAINED IN THIS TYPE OF BUSINESS, YOU ARE STRONGLY ADVISED TO SEEK TRAINING.**

11. ☒ **AGREEMENT NOT TO COMPETE:** As a material part of the consideration of the sale, Seller agrees not to operate or engage in, directly or indirectly, whether as a principal, agent, manager, employee, owner, member, partner, stockholder, director or officer of a corporation, trustee, consultant, or any other capacity whatsoever, any business the same as, or substantially similar to, or in competition with the Business within a radius of _____ miles from the current location of the Business (or ☐ ______) for a period of _____ year(s) from the date of final transfer of the Business, so long as Buyer, or Buyer's successor-in-interest, is operating the Business in said area.

Buyer's Initials X([signature]) (______)
Seller's Initials X([initials]) (______)

Mom's Silver

Business Address: ***3510 Auburn Blvd Ste 12, Sacramento, 95821*** Date: ***October 2, 2018***

12. **LEASE (Check applicable items):** The sale is contingent upon Buyer obtaining, within **21** (or ☐ ______) Days After Acceptance, the assignment, new lease, option to extend, sublease or other lease as indicated below. Buyer shall submit an application for such lease to Seller's landlord or Seller, as applicable, within **15** (or ☐ ______) Days After Acceptance.
   - A. ☒ An assignment of Seller's existing lease.
   - B. ☐ A new lease with Seller's landlord, on terms acceptable to Buyer, to become effective concurrently with the Close Of Escrow.
   - C. ☐ An option to extend Seller's present lease for an additional ___ year(s), on terms acceptable to Buyer and Seller's landlord.
   - D. ☐ A sublease with Seller, on terms acceptable to Buyer, to become effective concurrently with the Close Of Escrow. **Buyer and Seller are advised that such sublease may require notice to or approval of Seller's landlord.**
   - E. ☐ OTHER: ______

13. ☐ **PURCHASE OF REAL PROPERTY:** The sale is contingent upon Buyer's ability to purchase, concurrently with the Close Of Escrow, the real property in which the Business operates. **A separate Real Property Purchase Agreement is required (C.A.R. Form CPA).**

14. **LICENSES:**
   - A. **LIQUOR:** If transfer of a liquor license is included in this sale, Seller shall comply with the Alcoholic Beverage Control Act concerning such transfer. Escrow shall not close, and no funds shall be transferred to Seller, until Escrow Holder is advised by the State of California Department of Alcoholic Beverage Control that the license transfer has been approved. The costs of such transfer shall be paid ______.
   - B. **OTHER:** This sale is contingent upon Buyer's obtaining, prior to the Close Of Escrow, the license(s) indicated below. Buyer shall apply for such license(s) within **15** (or ☐ ______) Days After Acceptance:
     1. ☒ City license: ***County Business License, Special Business License,***
     2. ☒ State license: ***Secondhand Dealer License***
     3. ☒ Other: ***Seller's Permit***

15. **FRANCHISE:** If the Business is a franchise, in addition to being subject to Buyer's acceptance of the terms of franchise as provided in paragraph 9, the sale is also contingent upon Franchisor's acceptance of Buyer.

16. **SALES AND USE TAX:** Buyer shall pay any sales or use tax payable as a result of the sale under any Law and shall furnish Seller with Resale Certificates for any items bought for resale.

17. **PRORATIONS:** Personal property taxes, business taxes, rents, interest, insurance acceptable to Buyer, and prepaid deposits shall be prorated as of Close Of Escrow (or ☒ ______).

18. **TAX CLEARANCES:** Seller shall deliver to Escrow Holder proof that city (if applicable), state and federal income tax withholdings are current. Amounts withheld but not yet payable will be transferred in escrow or credited to Buyer. Seller shall also deliver to Escrow Holder any clearance documents available from the State Board of Equalization or Employment Development Department regarding S.D.I. unemployment insurance and FICA withholdings. No funds shall be released from escrow before such delivery.

19. **NOTICES OF VIOLATIONS:** Seller represents that, to the best of Seller's knowledge, no notices of violations of federal, state or local statute(s), law(s) or regulation(s) exist, or are filed or issued, that affect the operation of the Business, including any such notices regarding the real property in which the Business is situated ("Notices"), EXCEPT: ______. If prior to Close Of Escrow, Seller receives or becomes aware of any Notices filed against or affecting the Business, Seller shall immediately notify Buyer.

20. **BULK TRANSFER:** Seller shall comply with the Bulk Sales provision of Division 6 of the Uniform Commercial Code, Bulk Transfer Section, as the law applies within the Seller's state.

21. **LIENS; ENCUMBRANCES; RESTRICTIONS:** Seller warrants that, to the best of Seller's knowledge, there are no undisclosed liens, encumbrances or restrictions upon the Business.

22. **OPERATION OF BUSINESS DURING ESCROW:** During the escrow period, Seller shall: **(i)** operate the Business diligently and in substantially the same manner as prior to this offer; **(ii)** maintain the goodwill of the Business; **(iii)** keep all equipment and personal property in normal working order; and ______.

23. **SELLER REPRESENTATIONS:** Seller's representations and warranties set forth herein, or in any written statements delivered to Buyer, shall be true and correct at Close Of Escrow, and shall survive the transfer of ownership of the Business.

24. **OTHER TERMS AND CONDITIONS,** including attached supplements:

Seller, Joyce Kay Espinosa, is a California licensed Real Estate Broker representing both buyer and seller, Selling for a profit.

25. **TIME PERIODS; REMOVAL OF CONTINGENCIES; CANCELLATION RIGHTS: The following time periods may only be extended, altered, modified or changed by mutual written agreement. Any removal of contingencies or cancellation under this paragraph by either Buyer or Seller must be exercised in good faith and in writing (C.A.R. Form CR or CC).**

A. **SELLER HAS: 7 (or ☐ ___) Days After Acceptance** to Deliver to Buyer all reports, disclosures and information for which Seller is responsible under paragraph 9. Buyer may give Seller a Notice to Seller to Perform (C.A.R. Form NSP) if Seller has not Delivered the items within the time specified.

B. **BUYER SHALL,** within the times set forth below, take the specified action and, in writing, either remove the applicable contingency or cancel this Agreement:

(1) **BUYER HAS: 17 (or ☒ 7) Days** After Acceptance to complete all buyer investigations, unless otherwise agreed in 25B(2), approve all disclosures, reports, and review of reports and other applicable information, for which Buyer is responsible or which Buyer receives from Seller; and approve all other matters affecting the Business.

(2) ☐ **(If checked) BUYER HAS: 30 (or ☐ ___) Days** After Acceptance to complete geologic, soil and environmental inspections.

(3) Within the time specified in 25B(1) (or as otherwise specified in this Agreement), Buyer shall Deliver to Seller either (i) a removal of the applicable contingency (C.A.R. Form CR), or (ii) a cancellation (C.A.R. Form CC) of this Agreement based upon a contingency or Seller's failure to Deliver the specified items. However, if any report, disclosure or information for which Seller is responsible is not Delivered within the time specified in 25A, then Buyer has **5 (or ☐ ___) Days** After Delivery of any such items, or the time specified in 25B(1), whichever is later, to Deliver to Seller a removal of the applicable contingency or cancellation of this Agreement.

(4) **Continuation of Contingency:** Even after the end of the time specified in 25B(1) and before Seller cancels this Agreement, if at all, pursuant to 25C, Buyer retains the right to either (i) in writing remove remaining contingencies, or (ii) cancel this Agreement based upon a remaining contingency or Seller's failure to Deliver the specified items. Once Buyer's written removal of all contingencies is Delivered to Seller, Seller may not cancel this Agreement pursuant to 25C(1).

C. **SELLER RIGHT TO CANCEL:**

(1) **Seller right to Cancel; Buyer Contingencies:** If, by the time specified in this Agreement, Buyer does not Deliver to Seller a removal of the applicable contingency or cancellation of this Agreement then Seller, after first Delivering to Buyer a Notice to Buyer to Perform (C.A.R. Form NBP) may cancel this Agreement. In such event, Seller shall authorize return of Buyer's deposit.

(2) **Seller right to Cancel; Buyer Contract Obligations:** Seller, after first Delivering to Buyer a NBP may cancel this Agreement for any of the following reasons: (i) if Buyer fails to deposit funds as required by 3A or 3B; (ii) if the funds deposited pursuant to 3Aor 3B are not good when deposited; (iii) if Buyer fails to Deliver a letter as required by 3K; (iv) if Buyer fails to Deliver verification as required by 3C or 3I; or (v) if Seller reasonably disapproves of the verification provided by 3C or 3I. In such event, Seller shall authorize return of Buyer's deposit.

(3) **Notice To Buyer To Perform:** The NBP shall: (i) be in writing; (ii) be signed by Seller; and (iii) give Buyer at least **2 (or ☐ ___) Days** After Delivery (or until the time specified in the applicable paragraph, whichever occurs last) to take the applicable action. A NBP may not be Delivered any earlier than **2 Days** Prior to the expiration of the applicable time for Buyer to remove a contingency or cancel this Agreement or meet an obligation specified in 25C(2).

D. **NOTICE TO BUYER OR SELLER TO PERFORM:** The NBP or NSP shall: (i) be in writing; (ii) be signed by the applicable Buyer or Seller; and (iii) give the other Party at least **2** (or ____) Days After Delivery (or until the time specified in the applicable paragraph, whichever occurs last) to take the applicable action. A NBP or NSP may not be Delivered any earlier than **2 Days** Prior to the expiration of the applicable time for the other Party to remove a contingency or cancel this Agreement or meet an obligation specified in paragraph 25.

E. **EFFECT OF BUYER'S REMOVAL OF CONTINGENCIES:** If Buyer removes, in writing, any contingency or cancellation rights, unless otherwise specified in writing, Buyer shall conclusively be deemed to have: (i) completed all Buyer Investigations, and review of reports and other applicable information and disclosures pertaining to that contingency or cancellation right; (ii) elected to proceed with the transaction; and (iii) assumed all liability, responsibility and expense for Repairs or corrections pertaining to that contingency or cancellation right, or for the inability to obtain financing.

F. **CLOSE OF ESCROW:** Before Buyer or Seller may cancel this Agreement for failure of the other Party to close escrow pursuant to this Agreement, Buyer or Seller must first Deliver to the other Party a demand to close escrow (C.A.R. Form DCE). The DCE shall: (i) be signed by the applicable Buyer or Seller; and (ii) give the other Party at least **3** (or ___) **Days** After Delivery to close escrow. A DCE may not be Delivered any earlier than **3 Days** Prior to the scheduled close of escrow.

G. **EFFECT OF CANCELLATION ON DEPOSITS:** If Buyer or Seller gives written notice of cancellation pursuant to rights duly exercised under the terms of this Agreement, the Parties agree to Sign mutual instructions to cancel the sale and escrow and release deposits, if any, to the party entitled to the funds, less fees and costs incurred by that party. Fees and costs may be payable to service providers and vendors for services and products provided during escrow. Except as specified below, **release of funds will require mutual Signed release instructions from the Parties, judicial decision or arbitration award.** If either Party fails to execute mutual instructions to cancel escrow, one Party may make a written demand to Escrow Holder for the deposit (C.A.R. Form BDRD or SDRD). Escrow Holder, upon receipt, shall promptly deliver notice of the demand to the other Party. If, within 10 Days After Escrow Holder's notice, the other Party does not object to the demand, Escrow Holder shall disburse the deposit to the Party making the demand. If Escrow Holder complies with the preceding process, each Party shall be deemed to have released Escrow Holder from any and all claims or liability related to the disbursal of the deposit. Escrow Holder, at its discretion, may nonetheless require mutual cancellation instructions. **A Party may be subject to a civil penalty of up to $1,000 for refusal to sign cancellation instructions if no good faith dispute exists as to who is entitled to the deposited funds (Civil Code §1057.3).**

26. **BROKERS:**

A. **COMPENSATION:** Seller or Buyer, or both, as applicable, agrees to pay compensation to Broker as specified in a separate written agreement between Broker and that Seller or Buyer. Compensation is payable upon Close Of Escrow, or if escrow does not close, as otherwise specified in the agreement between Broker and that Seller or Buyer.

B. **SCOPE OF BROKER DUTY: Buyer and Seller acknowledge and agree that: (i) Brokers do not decide what price Buyer should pay or Seller should accept; (ii) Brokers do not guarantee the performance or repairs of others who have provided services or products to Buyer or Seller; and (iii) they will seek legal, tax, insurance, title and other assistance from appropriate professionals.**

Buyer's Initials X(______) (______)

Seller's Initials X(______) (______)

C. **BROKERAGE:** Neither Buyer nor Seller has utilized the services of, or for any other reason owes compensation to, a licensed real estate broker (individual or corporate), agent, finder, or other entity, other than as specified in this Agreement, in connection with any act relating to the Business, including, but not limited to, inquiries, introductions, consultations, and negotiations leading to this Agreement. Buyer and Seller each agree to indemnify and hold the other, the Brokers specified herein and their agents, harmless from and against any costs, expenses or liability for compensation claimed inconsistent with the warranty and representation in this paragraph.

27. **REPRESENTATIVE CAPACITY:** If one or more Parties is signing this Agreement in a representative capacity and not for him/herself as an individual then that Party shall so indicate in paragraph 45 or 46 and attach a Representative Capacity Signature Disclosure (C.A.R. Form RCSD). Wherever the signature or initials of the representative identified in the RCSD appear on this Agreement or any related documents, it shall be deemed to be in a representative capacity for the entity described and not in an individual capacity, unless otherwise indicated. The Party acting in a representative capacity (i) represents that the entity for which the party is acting already exists and (ii) shall Deliver to the other Party and Escrow Holder, within 3 Days After Acceptance, evidence of authority to act in that capacity (such as but not limited to: applicable portion of the trust or Certification Of Trust (Probate Code §18100.5), letters testamentary, court order, power of attorney, corporate resolution, or formation documents of the business entity).

28. **JOINT ESCROW INSTRUCTIONS TO ESCROW HOLDER:**

A. **The following paragraphs, or applicable portions thereof, of this Agreement constitute the joint escrow instructions of Buyer and Seller to Escrow Holder,** which Escrow Holder is to use along with any related counter offers and addenda, and any additional mutual instructions to close the escrow: paragraphs 1, 3, 4, 8B, 13, 14A, 17, 18, 20, 24, 25G, 27, 28, 36, 43, 44, 45, 46, and paragraph D of the section titled Real Estate Brokers on page 9. If a Copy of the separate compensation agreement(s) provided for in paragraph 26A, or paragraph D of the section titled Real Estate Brokers on page 9 is deposited with Escrow Holder by Broker, Escrow Holder shall accept such agreement(s) and pay out from Buyer's or Seller's funds, or both, as applicable, the Broker's compensation provided for in such agreement(s). The terms and conditions of this Agreement not set forth in the specified paragraphs are additional matters for the information of Escrow Holder, but about which Escrow Holder need not be concerned. Buyer and Seller will receive Escrow Holder's general provisions, if any, directly from Escrow Holder and will execute such provisions within the time specified in paragraph 4. To the extent the general provisions are inconsistent or conflict with this Agreement, the general provisions will control as to the duties and obligations of Escrow Holder only. Buyer and Seller will execute additional instructions, documents and forms provided by Escrow Holder that are reasonably necessary to close the escrow.

B. A Copy of this Agreement including any counter offer(s) and addenda shall be delivered to Escrow Holder within 3 Days After Acceptance (or ______________________________). Buyer and Seller authorize Escrow Holder to accept and rely on Copies and Signatures as defined in this Agreement as originals, to open escrow and for other purposes of escrow. The validity of this Agreement as between Buyer and Seller is not affected by whether or when Escrow Holder Signs this Agreement. Escrow Holder shall provide Seller's Statement of Information to Title company when received from Seller.

C. Brokers are a party to the escrow for the sole purpose of compensation pursuant to paragraph 26A and paragraph D of the section titled Real Estate Brokers on page 9. Buyer and Seller irrevocably assign to Brokers compensation specified in paragraph 26A, and irrevocably instruct Escrow Holder to disburse those funds to Brokers at Close Of Escrow or pursuant to any other mutually executed cancellation agreement. Compensation instructions can be amended or revoked only with the written consent of Brokers. Buyer and Seller shall release and hold harmless Escrow Holder from any liability resulting from Escrow Holder's payment to Broker(s) of compensation pursuant to this Agreement.

D. Upon receipt, Escrow Holder shall provide Seller and Seller's Broker verification of Buyer's deposit of funds pursuant to paragraph 3A and 3B. Once Escrow Holder becomes aware of any of the following, Escrow Holder shall immediately notify all Brokers: (i) if Buyer's initial or any additional deposit or down payment is not made pursuant to this Agreement, or is not good at time of deposit with Escrow Holder; or (ii) if Buyer and Seller instruct Escrow Holder to cancel escrow.

E. A Copy of any amendment that affects any paragraph of this Agreement for which Escrow Holder is responsible shall be delivered to Escrow Holder within 3 Days after mutual execution of the amendment.

29. **REMEDIES FOR BUYER'S BREACH OF CONTRACT:**

A. **Any clause added by the Parties specifying a remedy (such as release or forfeiture of deposit or making a deposit non-refundable) for failure of Buyer to complete the purchase in violation of this Agreement shall be deemed invalid unless the clause independently satisfies the statutory liquidated damages requirements set forth in the Civil Code.**

B. **LIQUIDATED DAMAGES: If Buyer fails to complete this purchase because of Buyer's default, Seller shall retain, as liquidated damages, the deposit actually paid. Buyer and Seller agree that this amount is a reasonable sum given that it is impractical or extremely difficult to establish the amount of damages that would actually be suffered by Seller in the event Buyer were to breach this Agreement.**

Buyer's Initials _______ / _______ See addendum #2 Seller's Initials _______ / _______

30. **DISPUTE RESOLUTION:**

A. **MEDIATION:** The Parties agree to mediate any dispute or claim arising between them out of this Agreement, or any resulting transaction, before resorting to arbitration or court action through the C.A.R. Real Estate Mediation Center for Consumers **(www.consumermediation.org)** or through any other mediation provider or service mutually agreed to by the Parties. The Parties **also agree to mediate any disputes or claims with Broker(s), who, in writing, agree to such mediation prior to, or within a reasonable time after, the dispute or claim is presented to the Broker.** Mediation fees, if any, shall be divided equally among the Parties involved. If, for any dispute or claim to which this paragraph applies, any Party (i) commences an action without first attempting to resolve the matter through mediation, or (ii) before commencement of an action, refuses to mediate after a request has been made, then that Party shall not be entitled to recover attorney fees, even if they would otherwise be available to that Party in any such action. THIS MEDIATION PROVISION APPLIES WHETHER OR NOT THE ARBITRATION PROVISION IS INITIALED. **Exclusions from this mediation agreement are specified in paragraph 30C.**

B. ARBITRATION OF DISPUTES:

The Parties agree that any dispute or claim in law or equity arising between them out of this Agreement or any resulting transaction, which is not settled through mediation, shall be decided by neutral, binding arbitration. The Parties also agree to arbitrate any disputes or claims with Broker(s), who, in writing, agree to such arbitration prior to, or within a reasonable time after, the dispute or claim is presented to the Broker. The arbitrator shall be a retired judge or justice, or an attorney with at least 5 years of residential real estate Law experience, unless the parties mutually agree to a different arbitrator. The Parties shall have the right to discovery in accordance with Code of Civil Procedure §1283.05. In all other respects, the arbitration shall be conducted in accordance with Title 9 of Part 3 of the Code of Civil Procedure. Judgment upon the award of the arbitrator(s) may be entered into any court having jurisdiction. Enforcement of this agreement to arbitrate shall be governed by the Federal Arbitration Act. Exclusions from this arbitration agreement are specified in paragraph 30C.

"NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE 'ARBITRATION OF DISPUTES' PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE 'ARBITRATION OF DISPUTES' PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY."

"WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE 'ARBITRATION OF DISPUTES' PROVISION TO NEUTRAL ARBITRATION."

Buyer's Initials _______ / _______ Seller's Initials _______ / _______

C. ADDITIONAL MEDIATION AND ARBITRATION TERMS:

(1) EXCLUSIONS: The following matters are excluded from mediation and arbitration: (i) a judicial or non-judicial foreclosure or other action or proceeding to enforce a deed of trust, mortgage or installment land sale contract as defined in Civil Code §2985; (ii) an unlawful detainer action; and (iii) any matter that is within the jurisdiction of a probate, small claims or bankruptcy court.

(2) PRESERVATION OF ACTIONS: The following shall not constitute a waiver nor violation of the mediation and arbitration provisions: i) the filing of a court action to preserve a statute of limitations; (ii) the filing of a court action to enable the recording of a notice of pending action, for order of attachment, receivership, injunction, or other provisional remedies; or (iii) the filing of a mechanic's lien.

(3) BROKERS: Brokers shall not be obligated nor compelled to mediate or arbitrate unless they agree to do so in writing. Any Broker(s) participating in mediation or arbitration shall not be deemed a party to this Agreement.

31. ENVIRONMENTAL HAZARD CONSULTATION: Buyer and Seller acknowledge: (i) Federal, state, and local legislation impose liability upon existing and former owners and users of real property, in applicable situations, for certain legislatively defined, environmentally hazardous substances; (ii) Broker(s) has/have made no representation concerning the applicability of any such Law to this transaction or to Buyer or to Seller, except as otherwise indicated in this Agreement; (iii) Broker(s) has/have made no representation concerning the existence, testing, discovery, location and evaluation of/for, and risks posed by, environmentally hazardous substances, if any, located on or potentially affecting the Business; and (iv) Buyer and Seller are each advised to consult with technical and legal experts concerning the existence, testing, discovery, location and evaluation of/for, and risks posed by, environmentally hazardous substances, if any, located on or potentially affecting the Business.

32. AMERICANS WITH DISABILITIES ACT: The Americans With Disabilities Act ("ADA") prohibits discrimination against individuals with disabilities. The ADA affects almost all commercial facilities and public accommodations. Residential properties are not typically covered by the ADA, but may be governed by its provisions if used for certain purposes. The ADA can require, among other things, that buildings be made readily accessible to the disabled. Different requirements apply to new construction, alterations to existing buildings, and removal of barriers in existing buildings. Compliance with the ADA may require significant costs. Monetary and injunctive remedies may be incurred if the Business is not in compliance. A real estate broker does not have the technical expertise to determine whether a building is in compliance with ADA requirements, or to advise a principal on those requirements. Buyer and Seller are advised to contact an attorney, contractor, architect, engineer or other qualified professional of Buyer or Seller's own choosing to determine to what degree, if any, the ADA impacts that principal or this transaction.

33. SELECTION OF SERVICE PROVIDERS: Brokers do not guarantee the performance of any vendors, service or product providers ("Providers"), whether referred by Broker or selected by Buyer, Seller or other person. Buyer and Seller may select ANY Providers of their own choosing.

34. MULTIPLE LISTING SERVICE ("MLS"): Brokers are authorized to report to the MLS a pending sale and, upon Close Of Escrow, the sales price and other terms of this transaction shall be provided to the MLS to be published and disseminated to persons and entities authorized to use the information on terms approved by the MLS.

35. ATTORNEY FEES: In any action, proceeding, or arbitration between Buyer and Seller arising out of this Agreement, the prevailing Buyer or Seller shall be entitled to reasonable attorneys fees and costs from the non-prevailing Buyer or Seller, except as provided in paragraph 30A.

36. ASSIGNMENT: Buyer shall not assign all or any part of Buyer's interest in this Agreement without first having obtained the separate written consent of Seller to a specified assignee. Such consent shall not be unreasonably withheld unless otherwise agreed in writing. Any total or partial assignment shall not relieve Buyer of Buyer's obligations pursuant to this Agreement unless otherwise agreed in writing by Seller (C.A.R. Form AOAA).

Buyer's Initials X(_______) (_______) Seller's Initials X(_______) (_______)

Mom's Silver

37. **SUCCESSORS AND ASSIGNS:** This Agreement shall be binding upon, and inure to the benefit of, Buyer and Seller and their respective successors and assigns, except as otherwise provided herein.
38. **COPIES:** Seller and Buyer each represent that Copies of all reports, documents, certificates, approvals, and other documents that are furnished to the other are true, correct and unaltered Copies of the original documents, if the originals are in the possession of the furnishing party.
39. **RISK OF LOSS:** Any risk of loss to the Business shall be borne by Seller until ownership has been transferred to Buyer.
40. **DAMAGE OR DESTRUCTION:** If the Business or real property in which the Business is situated is destroyed or materially damaged prior to Close Of Escrow, then, on demand of Buyer, any deposit made by Buyer shall be returned to Buyer and this Agreement shall terminate.
41. **EQUAL OPPORTUNITY:** The Business is sold in compliance with federal, state and local anti-discrimination Laws.
42. **TERMS AND CONDITIONS OF OFFER:**
This is an offer to purchase the Property on the above terms and conditions. The liquidated damages paragraph or the arbitration of disputes paragraph is incorporated in this Agreement if initialed by all Parties or if incorporated by mutual agreement in a counter offer or addendum. If at least one but not all Parties initial, a counter offer is required until agreement is reached. Seller has the right to continue to offer the Business for sale and to accept any other offer at any time prior to notification of Acceptance. The Parties have read and acknowledge receipt of a Copy of the offer and agree to the confirmation of agency relationships. If this offer is accepted and Buyer subsequently defaults, Buyer may be responsible for payment of Brokers' compensation. This Agreement and any supplement, addendum or modification, including any Copy, may be Signed in two or more counterparts, all of which shall constitute one and the same writing.
43. **TIME OF ESSENCE; ENTIRE CONTRACT; CHANGES:** Time is of the essence. All understandings between the Parties are incorporated in this Agreement. Its terms are intended by the Parties as a final, complete and exclusive expression of their Agreement with respect to its subject matter, and may not be contradicted by evidence of any prior agreement or contemporaneous oral agreement. If any provision of this Agreement is held to be ineffective or invalid, the remaining provisions will nevertheless be given full force and effect. Except as otherwise specified, this Agreement shall be interpreted and disputes shall be resolved in accordance w ith the Laws of the State of California. **Neither this Agreement nor any provision in it may be extended, amended, modified, altered or changed, except in writing Signed by Buyer and Seller.**
44. **DEFINITIONS:** As used in this Agreement:
   A. **"Acceptance"** means the time the offer or final counter offer is accepted in writing by a Party and is delivered to and personally received by the other Party or that Party's authorized agent in accordance with the terms of this offer or a final counter offer.
   B. **"Agreement"** means this document and any counter offers and any incorporated addenda, collectively forming the binding agreement between the Parties. Addenda are incorporated only when Signed by all Parties.
   C. **"C.A.R. Form"** means the most current version of the specific form referenced or another comparable form agreed to by the parties.
   D. **"Close Of Escrow"**, including "COE", means the date the grant deed, or other evidence of transfer of title, is recorded.
   E. **"Copy"** means copy by any means including photocopy, NCR, facsimile and electronic.
   F. **"Days"** means calendar days. However, after Acceptance, the last **Day** for performance of any act required by this Agreement (including Close Of Escrow) shall not include any Saturday, Sunday, or legal holiday and shall instead be the next Day.
   G. **"Days After"** means the specified number of calendar days after the occurrence of the event specified, not counting the calendar date on which the specified event occurs, and ending at 11:59 PM on the final day.
   H. **"Days Prior"** means the specified number of calendar days before the occurrence of the event specified, not counting the calendar date on which the specified event is scheduled to occur.
   I. **"Deliver", "Delivered" or "Delivery"**, unless otherwise specified in writing, means and shall be effective upon: personal receipt by Buyer or Seller or the individual Real Estate Licensee for that principal as specified in the section titled Real Estate Brokers on page10, regardless of the method used (i.e., messenger, mail, email, fax, other).
   J. **"Electronic Copy" or "Electronic Signature"** means, as applicable, an electronic copy or signature complying with California Law. Buyer and Seller agree that electronic means will not be used by either Party to modify or alter the content or integrity of this Agreement without the knowledge and consent of the other Party.
   K. **"Law"** means any law, code, statute, ordinance, regulation, rule or order, which is adopted by a controlling city, county, state or federal legislative, judicial or executive body or agency.
   M. **"Signed"** means either a handwritten or electronic signature on an original document, Copy or any counterpart.
45. **EXPIRATION OF OFFER:** This offer shall be deemed revoked and the deposit, if any, shall be returned to Buyer unless the offer is Signed by Seller and a Copy of the Signed offer is personally received by Buyer, or by ______________, who is authorized to receive it, by 5:00 PM on the third Day after this offer is signed by Buyer (or by ☐ ________ ☐ AM/ ☐ PM, on ______________ (date)).

☒ One or more Buyers is signing this Agreement in a representative capacity and not for him/herself as an individual. See attached Representative Capacity Signature Disclosure (C.A.R. Form RCSD) for additional terms.

Date 10-2-2018 BUYER [signature]

(Print name) Sunstock, Inc

Date ______________ BUYER ______________

(Print name) ______________

☐ Additional Signature Addendum attached (C.A.R. Form ASA).

Business Address: *3510 Auburn Blvd Ste 12, Sacramento, 95821* Date: *October 2, 2018*

46. **ACCEPTANCE OF OFFER:** Seller warrants that Seller is the owner of the Property, or has the authority to execute this Agreement. Seller accepts the above offer and agrees to sell the Property on the above terms and conditions. Seller has read and acknowledges receipt of a Copy of this Agreement, and authorizes Broker to Deliver a Signed Copy to Buyer.

☐ (If checked) SELLER'S ACCEPTANCE IS **SUBJECT TO ATTACHED COUNTER OFFER (C.A.R. Form SCO or SMCO) DATED:** ______________.

☒ One or more Sellers is signing the Agreement in a representative capacity and not for him/herself as an individual. See attached Representative Capacity Signature Disclosure (C.A.R. Form RCSD) for additional terms.

Date 10-2-18 SELLER [signature]

(Print name) *Mom's Silver Shop, Inc*

Date 10-2-18 SELLER [signature]

(Print name) ______________

☐ Additional Signature Addendum attached (C.A.R. Form ASA).

(__[initials]__/______) **(Do not initial if making a counter offer.) CONFIRMATION OF ACCEPTANCE:** A Copy of Signed Acceptance was
(Initials) personally received by Buyer or Buyer's authorized agent on (date) ______________ at ______ ☐ AM/ ☐ PM. **A binding Agreement is created when a Copy of Signed Acceptance is personally received by Buyer or Buyer's authorized agent whether or not confirmed in this document. Completion of this confirmation is not legally required in order to create a binding Agreement; it is solely intended to evidence the date that Confirmation of Acceptance has occurred.**

REAL ESTATE BROKERS:

A. Real Estate Brokers are not parties to the Agreement between Buyer and Seller.

B. Agency relationships are confirmed as stated in paragraph 2.

C. If specified in paragraph 3A(2), Agent who submitted the offer for Buyer acknowledges receipt of deposit.

D. COOPERATING BROKER COMPENSATION: Listing Broker agrees to pay Cooperating Broker (**Selling Firm**) and Cooperating Broker agrees to accept, out of Listing Broker's proceeds in escrow, the amount specified in the MLS, provided Cooperating Broker is a Participant of the MLS in which the Business is offered for sale or a reciprocal MLS. If Listing Broker and Cooperating Broker are not both Participants of the MLS, or a reciprocal MLS, in which the Business is offered for sale, then compensation must be specified in a separate written agreement (C.A.R. Form CBC). Declaration of License and Tax (C.A.R. Form DLT) may be used to document that tax reporting will be required or that an exemption exists.

Real Estate Broker (Selling Firm) *Joyce Kay Espinosa*
By [signature] DRE Lic. # *01018052*
By *Joyce Kay Espinosa* DRE Lic. # *01018052* Date ______
By ______________ DRE Lic. # ______ Date ______
Address *3700 Gibbons Park Way* City *Carmichael* State *CA* Zip *95608*
Telephone *(916)481-5618* Fax ______ E-mail *jkesilver1@gmail.com*

Real Estate Broker (Listing Firm) *Joyce Kay Espinosa*
By [signature] DRE Lic. # *01018052*
By *Joyce Kay Espinosa* DRE Lic. # *01018052* Date ______
Address ______________ DRE Lic. # ______ Date ______
Telephone ______ Fax ______ City ______ E-mail ______ State ______ Zip ______

ESCROW HOLDER ACKNOWLEDGMENT:

Escrow Holder acknowledges receipt of a Copy of this Agreement, (if checked, ☐ a deposit in the amount of $ ______________), counter offer numbers ______________ ☐ Seller's Statement of Information and ______________, and agrees to act as Escrow Holder subject to paragraph 28 of this Agreement, any supplemental escrow instructions and the terms of Escrow Holder's general provisions.

Escrow Holder is advised that the date of Confirmation of Acceptance of the Agreement as between Buyer and Seller is ______________

Escrow Holder ______________
By ______________ Escrow # ______________
Address ______________ Date ______________
Phone/Fax/E-mail ______________
Escrow Holder has the following license number # ______________
☐ Department of Business Oversight, ☐ Department of Insurance, ☐ Bureau of Real Estate.

PRESENTATION OF OFFER: (______________) Listing Broker presented this offer to Seller on ______________ (date).
Broker or Designee Initials

REJECTION OF OFFER: (______)(______) No counter offer is being made. This offer was rejected by Seller on ______________ (date).
Seller's Initials

Published and Distributed by:
REAL ESTATE BUSINESS SERVICES, INC.
a subsidiary of the CALIFORNIA ASSOCIATION OF REALTORS®
525 South Virgil Avenue, Los Angeles, California 90020

Buyer's Acknowledge that page 10 if part of this Agreement X(______) (______)

CALIFORNIA ASSOCIATION OF REALTORS®

ADDENDUM

(C.A.R. Form ADM, Revised 12/15)

No. *1*

The following terms and conditions are hereby incorporated in and made a part of the: ☐ Purchase Agreement, ☐ Residential Lease or Month-to-Month Rental Agreement, ☐ Transfer Disclosure Statement (Note: An amendment to the TDS may give the Buyer a right to rescind), ☒ Other *Business Purchase Agreement and Joint Escrow Instructions*
dated *November 1, 2018*, on property known as *3510 Auburn Blvd Ste 12*
Sacramento, 95821
in which *Sunstock, Inc* is referred to as ("Buyer/Tenant")
and *Mom's Silver Shop, Inc* is referred to as ("Seller/Landlord").

List per item 7 A & B

Brinks	*$53.86*		*monthly*	*Security system monitoring*
QuickBooks online	*$19.95*		*monthly*	*Book keeping software*
Quickbooks Payments	*$60.00*		*monthly*	*Credit card processing*
Clover App	*$42.23*		*monthly*	*Auto download to Quickbooks*
Clover Station	*$64.95*		*monthly*	*Lease for cash register*
Hartford Insurance	*$80.00*	*$20.00*	*weekly*	*Worker's comp insurance*
Travelers Insurance	*$188.00*	*$2,256.00*	*yearly*	*Business insurance*
PrimePay varies	*$195.00*		*monthly*	*Payroll fees*
Yelp	*$70.00*		*monthly*	*Advertising*
Incompass	*$50.00*		*monthly*	*Corporate compliance*
Golden Pacific Realty	*$1,865.60*		*monthly*	*Lease for shop space*
Alliance Consulting	*595.00*		*monthly*	*Search Engine Optimizing*
RKH Technology	*$250.00*		*monthly*	*Priceboard*

The foregoing terms and conditions are hereby agreed to, and the undersigned acknowledge receipt of a copy of this document.

Date *10-2-2018*

Buyer/Tenant X [signature]
Sunstock, Inc

Buyer/Tenant

Date *10-2-18*

Seller/Landlord X [signature]
Mom's Silver Shop, Inc

Seller/Landlord [signature]

Published and Distributed by:
REAL ESTATE BUSINESS SERVICES, INC.
a subsidiary of the California Association of REALTORS®
525 South Virgil Avenue, Los Angeles, California 90020

CALIFORNIA ASSOCIATION OF REALTORS®

ADDENDUM

(C.A.R. Form ADM, Revised 12/15)

No. 2

The following terms and conditions are hereby incorporated in and made a part of the: ☐ Purchase Agreement, ☐ Residential Lease or Month-to-Month Rental Agreement, ☐ Transfer Disclosure Statement (Note: An amendment to the TDS may give the Buyer a right to rescind), ☒ Other *Business Purchase Agreement and Joint Escrow Instructions* dated *October 2, 2018*, on property known as *3510 Auburn Blvd Ste 12 Sacramento, 95821*, in which *Sunstock, Inc* is referred to as ("Buyer/Tenant") and *Mom's Silver Shop, Inc* is referred to as ("Seller/Landlord").

1. If Buyer backs out of the contract after one week, buyer will forfeit the entire $10,000 deposit. Buyer agrees to sign a release of deposit to Seller within 3 days of cancelling contract.
2. If Seller cancels contract, Seller will sign a release Buyer's deposit in full within 3 days of cancellation.
3. Buyer agrees to assume medical Co-Pay Employee benefit plan (QSEHRA) for up to one year.
4. Seller, Joyce Kay Espinosa, will continue to work at Mom's Silver Shop for up to one year, up to 20 hours per week, at minimum wage, with any benefits offered to all employees.
5. Buyer's are purchasing 100% of Mom's Silver Shop, Inc stock.
6. Seller to turn over all corporation documents at close of escrow.

The foregoing terms and conditions are hereby agreed to, and the undersigned acknowledge receipt of a copy of this document.

Date 10-2-2018
Buyer/Tenant X [signature]
Sunstock, Inc
Buyer/Tenant ______

Date 10-2-18
Seller/Landlord X [signature]
Mom's Silver Shop, Inc
Seller/Landlord [signature]

Published and Distributed by:
REAL ESTATE BUSINESS SERVICES, INC.
a subsidiary of the California Association of REALTORS®
525 South Virgil Avenue, Los Angeles, California 90020

SUNSTOCK INC
111 VISTA CREEK CIRCLE
SACRAMENTO, CA 95835

1242

90-4419/1211
01

10-5-2018
Date

CHECK ARMOR

Pay to the Order of Capital City Escrow $ 10,000.00

Ten Thousand and 00/100 Dollars

Photo Safe Deposit® Details on back

COMMUNITY BUSINESS BANK
West Sacramento Office
725 Riverpoint Court, Suite 100, W. Sacramento, CA 95605
On Call: 877-377-9077 communitybizbank.com

For Deposit Mom's Silver Shop

⑆121144191⑆ 2010117311⑈ 1242

Harland Clarke

GUARDIAN SAFETY® YELLOW